                                 AMENDMENT TO
                     INVESTMENT COMPANY SERVICES AGREEMENT

     This Amendment dated as of February 28, 1999, is entered into by THE STRATTON FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS SERVICES, INC. ("FPS").

     WHEREAS, the Company and FPS entered into an Investment Company Services Agreement dated as of December 31, 1997, which agreement was assigned to Investor Services Group effective February 23, 1998 (as amended and supplemented, the "Agreement");

     WHEREAS, the Company and Investor Services Group wish to amend the Agreement to extend the term of the Agreement and revise certain schedules to the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. The Agreement shall continue in effect from March 1, 1999 for an initial period ending February 28, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, the Agreement shall automatically renew for successive terms of one year ("Renewal Terms") each, unless the Company or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days nor more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then-current Renewal Term. The Company shall be permitted to merge or liquidate the Stratton Special Value Fund, without penalty, upon not less than ten (10) days written notice to Investor Services Group.

     II.   Schedule "A" to the Agreement is revised to include the following:

     Cash Management Services.  Funds received by Investor Services Group in the
     ------------------------
     course of performing its services hereunder will be held in bank accounts and/or money market fund accounts. With respect to funds maintained in money market fund accounts, Investor Services Group shall retain any interest generated or earned. With respect to funds maintained in bank accounts, Investor Services Group shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Company.

     Lost Shareholders.
     ------------------

     Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the '34 Act (the"Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

        -  documentation of electronic search policies and procedures;
        -  execution of required searches;
        -  creation and mailing of confirmation letters;
        -  taking receipt of returned verification forms;
        - providing confirmed address corrections in batch via electronic media;

           tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
        - preparation and submission of data required under the Lost Shareholder Rules.


     III. Schedule "B" to the Agreement shall be deleted and replaced with the attached Schedule "B", to be effective March 1, 1999.

      IV. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.



THE STRATTON FUNDS, INC.            FIRST DATA INVESTOR SERVICES
                                    GROUP, INC.



By: __________________________      By: _____________________________
    James W. Stratton                   Kenneth J. Kempf
    Chairman                            Senior Vice President

                                                            SCHEDULE "B"
                                                            ============

                                 Fee Schedule
                                      For
                           The Stratton Funds, Inc.



I.   FEES RELATED TO FUND ADMINISTRATION (1/12TH PAYABLE MONTHLY)

        .0008  on the first  $50 million of  Combined Funds' Average Net Assets
        .0005     over       $50 million of  Combined Funds' Average Net Assets


II.  FEES RELATED TO SHAREHOLDER SERVICING (1/12TH PAYABLE MONTHLY)

     A. $15.00 per account per year per fund
        $1.00 additional per account if the funds charge a redemption fee

        $18,000 annual minimum per fund*

        * The minimum fee is waived for the first two years of a new fund's operations.

     B. IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:
        --------------------------------------------------------
        Annual Maintenance Fee - $12.00 per account per year
        (Normally charged to participants)

     C. FUND/SERV Processing  (If Applicable)
        -------------------------------------
        $50.00 per month/per fund monthly maintenance fee

     D. Networking Processing (If Applicable)
        -------------------------------------
        $75.00 per month/per fund monthly maintenance fee

     E. Literature Fulfillment Services
        --------------------------------
        $2.00 per inquiry/fulfillment

III. FEES RELATED TO FUND ACCOUNTING AND PORTFOLIO VALUATION

     A. Annual Fee Schedule: U.S. Dollar Denominated Securities only (1/12th
        --------------------
        payable monthly)

        $25,000 minimum per fund, plus
         .0002  On the first  $100 million of Combined Funds' Average Net Assets
         .0001      Over      $100 million of Combined Funds' Average Net Assets

     B. Pricing Services Quotation Fee
        ------------------------------

      Specific costs will be identified based upon options selected by the client and will be billed monthly.

      FPS does not currently pass along charges for U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

                                                       Muller Data      Interactive      J.J. Kenny
Security Types                                           Corp.*         Data Corp.*      Co., Inc.*
----------------------------------------------------------------------------------------------------
Government Bonds                                       $ .50            $ .50           $  .25 (a)
----------------------------------------------------------------------------------------------------
Mortgage-Backed (evaluated, seasoned, closing)           .50              .50              .25 (a)
----------------------------------------------------------------------------------------------------
Corporate Bonds (short and long term)                    .50              .50              .25 (a)
----------------------------------------------------------------------------------------------------
U.S. Municipal Bonds (short and long term)               .55              .80              .50 (b)
----------------------------------------------------------------------------------------------------
CMO's/ARM's/ABS                                         1.00              .80             1.00 (a)
----------------------------------------------------------------------------------------------------
Convertible Bonds                                        .50              .50             1.00 (a)
----------------------------------------------------------------------------------------------------
High Yield Bonds                                         .50              .50             1.00 (a)
----------------------------------------------------------------------------------------------------
Mortgage-Backed Factors (per Issue per Month)           1.00              n/a               n/a
----------------------------------------------------------------------------------------------------
U.S. EQUITIES                                             (d)             .15               n/a
----------------------------------------------------------------------------------------------------
U.S. Options                                             n/a              .15               n/a
----------------------------------------------------------------------------------------------------
Domestic Dividends & Capital Changes
(per Issue per Month)                                     (d)            3.50               n/a
----------------------------------------------------------------------------------------------------
Foreign Securities                                       .50              .50               n/a
----------------------------------------------------------------------------------------------------
Foreign Securities Dividends & Capital Changes
(per Issue per Month)                                   2.00             4.00               n/a
----------------------------------------------------------------------------------------------------
Set-up Fees                                              n/a              n/a (e)          .25 (c)
----------------------------------------------------------------------------------------------------
All Added Items                                          n/a              n/a              .25 (c)
----------------------------------------------------------------------------------------------------

* Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.
   (a)  $35.00 per day minimum
   (b)  $25.00 per day minimum
   (c)  $ 1.00, if no cusip
   (D)  CURRENTLY AT NO ADDITIONAL COST TO FPS CLIENTS
   (e) Interactive Data also charges monthly transmission costs and disk storage charges.

       A) FUTURES AND CURRENCY FORWARD CONTRACTS         $2.00 per Issue per Day

       B) DOW JONES MARKETS (FORMERLY TELERATE SYSTEMS, INC.)* (if applicable) *Based on current vendor costs, subject to change.

          Specific costs will be identified based upon options selected by the client and will be billed monthly.

       C) REUTERS, INC.*
              *Based on current vendor costs, subject to change.

          FPS does not currently pass along charges for domestic security prices supplied by Reuters, Inc.

       D) MUNICIPAL MARKET DATA*  (if applicable)
              *Based on current vendor costs, subject to change.

          Specific costs will be identified based upon options selected by the client and will be billed monthly.

    C. SEC Yield Calculation: (if applicable)
       ---------------------

       Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).

IV. FEES RELATED TO CUSTODY ADMINISTRATION OF FUND ASSETS USING THE BANK OF NEW YORK

    A. Domestic Securities and ADRS Per Portfolio : (1/12th payable monthly) U.S. Dollar Denominated Securities only

        .0002  On First       $ 50 million of Average Net Assets
       .00015  On the Next    $150 million of Average Net Assets
      .000125  Over           $200 million of Average Net Assets

      $250 monthly minimum per fund applies

  B.  Custody Domestic Securities Transactions Charge: (billed monthly)

      Book Entry DTC, Federal Book Entry    $12.00
      Physical Securities                   $20.00
      Wires, checks and P&I paydowns        $ 7.00

      A transaction includes buys, sells, maturities or free security movements.

  C.  When Issued, Securities Lending, Index Futures, etc.:

      Should any investment vehicle require a separate segregated custody account, a fee of $125 per account per month will apply. THIS FEE IS WAIVED.

  D.  Custody Miscellaneous Fees

      Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.


Lost Shareholder Search/Reporting                      $2.75 per account search*

     *The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.


Out-of-Pocket Expenses

The Company shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

   .  Postage - direct pass through to the Fund
   . Telephone and telecommunication costs, including all lease, maintenance and line costs
   .  Shipping, Certified and Overnight mail and insurance
   . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
   .  Duplicating services
   .  Courier services
   .  Overtime, as approved by the Company
   .  Temporary staff, as approved by the Company
   .  Travel and entertainment, as approved by the Company
   . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
   .  Third party audit reviews
   .  Insurance
   .  Pricing services (or other services used to determine Fund NAV)
   .  Vendor pricing comparison
   .  EDGAR filing fees
   . Such other expenses as are agreed to by Investor Services Group and the Company

     The Company agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Company will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Company and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.


MISCELLANEOUS CHARGES

The Company shall be charged for the following products and services as applicable:
   .  Ad hoc reports
   .  Ad hoc SQL time
   .  Manual Pricing
   .  Materials for Rule 15c-3 Presentations
   .  COLD Storage
   .  Digital Recording
   .  Microfiche/microfilm production
   .  Magnetic media tapes and freight
   . Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

FEE ADJUSTMENTS

After the one year anniversary of the effective date of this Amendment, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date of the Amendment absent a prior such adjustment).